Exhibit 21

List of Subsidiaries

The following table shows all direct and indirect subsidiaries of the registrant except (1) subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary, and (2) certain consolidated wholly-owned multiple subsidiaries carrying on the same line of business, as to which certain summary information appears below.

Subsidiary	Jurisdiction of Incorporation or Organization
EnFlex Corporation	Delaware
Island Energy Solutions Inc.	Hawaii
Local Electric Co., Inc.	Oregon
MEMC Asia-Pacific Holdings BV	The Netherlands
MEMC Electronic Materials France SarL	France
MEMC Electronic Materials, GmbH	Germany
MEMC Electronic Materials Sales, Sdn. Bhd.	Malaysia
MEMC Electronic Materials, Sdn. Bhd.	Malaysia
MEMC Electronic Materials, S.p.A.	Italy
MEMC Electronic Materials (UK) Ltd.	United Kingdom
MEMC Enterprise Consulting Shanghai Co. Ltd.	China
MEMC Holding B.V.	The Netherlands
MEMC Holdings Corporation	Delaware
MEMC International Finance SarL	Luxembourg
MEMC International, Inc.	Delaware
MEMC Ipoh Sdn Bhd.	Malaysia
MEMC Japan Ltd.	Japan
MEMC Korea Company	South Korea
MEMC Kuching Sdn Bhd	Malaysia
MEMC Kulim Electronic Materials, Sdn. Bhd.	Malaysia
MEMC Luxembourg SarL	Luxembourg
MEMC Pasadena, Inc.	Delaware
MEMC Singapore Pte. Ltd.	Singapore
MEMC Solar Services India Private Limited	India
NVT, LLC	Delaware
NVT Licenses, LLC	Delaware
NVT Nevada, LLC	Delaware
Parsosy Borges Blanques I, S.L.	Spain
Parsosy Junedo, S. L.	Spain
Parsosy Palau I, SLU	Spain
Parsosy Palau 2, SLU	Spain
Saniso S.r.l. (50% owned)	Spain
Solaicx	California

SunEdison Development, LLC	Delaware
SunEdison Contracting, LLC • 7 wholly-owned subsidiaries operating in the provision of solar energy services in the U.S.	Delaware
SunEdison Hawaii, LLC	Delaware
SunEdison Energy India Pvt. Ltd.	India
• 18 wholly-owned subsidiaries operating in the provision of solar energy services in India
SunEdison LLC	Delaware
SunEdison Holdings, LLC	Delaware
SunEdison Holdings II, LLC	Delaware
SunEdison Korea Company	South Korea
SunEdison Services Inc.	Delaware
SunEdison Spain SLU	Spain
• 6 wholly-owned subsidiaries operating in the provision of solar energy services in Spain
SunE Alamosa1 Holdings, LLC	Delaware
SunE P11A Holdings, LLC	Delaware
SunE Ontario Electric Company, LLC (50% owned)	Delaware
SunE Solar Electric Company, LLC (50% owned)	Delaware
SunE Sky GP First Light Ltd. (50% owned)	Canada
SunE Sky GP Ryerse Ltd. (50% owned)	Canada
SunE Sky GP 13th Sideroad Ltd. (50% owned)	Canada
SunE Sky GP Erie Ridge Ltd. (50% owned)	Canada
SunE Sky First Light III Ltd. (50% owned)	Canada
SunE Sky GP First Nations Ltd. (50% owned)	Canada
SunE Solar III, LLC	Delaware

SunE Solar BV

Includes 51 wholly-owned subsidiaries operating in the provision of solar energy services in:

•    France (2 subsidiaries)

•    Germany (4 subsidiaries)

•    Greece (1 subsidiary)

•    Israel (2)

•    Italy (35 subsidiaries)

•    the Netherlands (2 subsidiaries)

•    Spain (4)

•    United Arab Emirates (1 subsidiary)

The Netherlands
SunE DDR PR, LLC	Delaware
SunE PRASA, LLC	Delaware
SunE PR Holdings, LLC • 3 wholly-owned subsidiaries operating in the provision of solar energy services in Puerto Rico	Delaware
SunEdison Canada, LLC • 24 wholly-owned subsidiaries operating in the provision of solar energy services in Canada	Delaware
SunEdison International, LLC	Delaware
• 2 wholly-owned subsidiaries operating in the provision of solar energy services in Puerto Rico
SunE Solar IV, LLC	Delaware
SunE Solar V, LLC	Delaware
SunE Solar VI, LLC	Delaware

SunE Solar VII, LLC	Delaware
SunE Solar VIII, LLC	Delaware
SunE Solar VIII, Inc.	Delaware
SunE Origination1, LLC	Delaware
SunE REC Origination1, LLC	Delaware
SunEdison Origination1, LLC	Delaware
SunEdison Origination2, LLC	Delaware
SunEdison Origination3, LLC	Delaware
SunE Solar Construction Holdings LLC	Delaware
SunE Solar Construction, LLC	Delaware
SunE Solar VIII, LLC	Delaware
SunE Solar IX, LLC	Delaware
SunE Solar X, LLC	Delaware
SunE SPS Holdings, LLC	Delaware
Taisil Electronic Materials Corporation	Taiwan